[GRAPHIC OMITTED]


     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Health Care Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      5,798,855         1.13             5,311,791         18.00


     Class B      5,847,362         1.13             5,232,461         17.22


     Class C      3,088,731         1.13             2,712,092         17.20


     Class I      720,862  1.13             718,057  18.26





     Evergreen Utility Telecommunications Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      2,870,089         0.14             20,676,977        10.83


     Class B      630,661  0.10             5,786,017         10.84


     Class C      140,103  0.10             1,374,289         10.85


     Class I      38,870            0.15             255,614  10.84